UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

Scienture Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20 Austin Blvd.

Commack, NY 11725

(Address of Principal Executive Offices)

(631) 670-6039

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SCNX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 27, 2026, Scienture Holdings, Inc. (the “Company”) entered into and closed on a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, (the “Lender”) providing for the issuance of two secured promissory notes: (i) a Secured Promissory Note A-1 in the original principal amount of $8.42 million (the “A-1 Note”) and (ii) a Secured Promissory Note B in the original principal amount of $3 million (the “B Note”). The A-1 Note carries an original issue discount of $400,000 and the Company agreed to pay $20,000 to the Lender to cover the Lender’s transaction costs. The B Note does not carry an original issuance discount.

At closing, the Lender paid $8 million to the Company and deposited an additional $3 million into an account at Lakeside Bank owned by the Company’s newly formed wholly-owned subsidiary, SCNX Holdings, LLC, a Utah limited liability company (“SCNX Sub”), to be held pursuant to a Deposit Account Control Agreement entered into among SCNX Sub, the Lender, and Lakeside Bank (the “DACA”). The Company intends to utilize the net proceeds from closing of the Purchase Agreement for working capital, related to commercialization expenses, portfolio and product development expenses, and other general corporate purposes. Maxim Group LLC served as placement agent for the transaction.

Each time the aggregate outstanding balance of the A-1 Note is reduced by $1 million, the Company will have the right to exchange $1 million (or such other amount as the parties mutually agree) of the B Note for a new secured note in the same form as the A-1 Note (each, a “Note Exchange”) pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Each additional note issued pursuant to a Note Exchange will have the same interest rate, original issuance discount percentage, and other economic and other terms as the A-1 Note. The maturity date for each additional note will be equal to the greater of 12 months and the length of time remaining on the B Note. The Company will not incur additional transaction expenses as a result of a Note Exchange.

The principal amount of the A-1 Note is due eighteen months following the date of issuance. Interest under the A-1 Note accrues at a rate of 9% per annum. The A-1 Note can be prepaid in whole or in part at any time, subject to a prepayment premium of 115% if the prepayment is made in connection with third-party refinancing. Beginning eight months after the closing date, the Lender may redeem (i) up to $175,000 per calendar month (a “Monthly Redemption”), and (ii) up to 10% of the daily dollar trading volume of the Company’s common stock in the event shares of the Company’s common stock trade at a price that is more than 20% greater than the “Minimum Price” as defined under The Nasdaq Stock Market LLC Rule 5635(d) (a “Limited Redemption”). The Lender may effect a Limited Redemption within five trading days of the date that shares of the Company’s common stock trade at a price that is more than 20% greater than the Minimum Price. The applicable redemption amount is due and payable in cash within four trading days of the Company’s receipt of a redemption notice from the Lender.

The principal amount of the B Note is due eighteen months following the date of issuance. Interest under the B Note accrues at a rate of 5% per annum. The B Note can be prepaid in whole or in part at any time, subject to a prepayment premium of 115% if the prepayment is made in connection with third-party refinancing.

Each of the A-1 Note and B Note contain “Major Trigger Events” and “Minor Trigger Events.” A Major Trigger Event will occur if: (a) the Company does not pay any principal, interest, fees, charges, or any other amount when due and payable; (b) a receiver, trustee or other similar official is appointed over the Company or a material part of its assets and such appointment either is uncontested for 20 days or is not dismissed or discharged within 90 days; (c) the Company becomes insolvent or generally fails to pay, or admits in writing that the Company is unable to pay, its debts as they become due, subject to any applicable grace periods; (d) the Company makes a general assignment for the benefit of creditors; (e) the Company files a petition for relief under any bankruptcy, insolvency or similar law; (f) an involuntary bankruptcy proceeding is commenced or filed against the Company and has not been dismissed or discharged within 90 days; (g) the Company fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement; or (h) the Company effects a Fundamental Transaction (as defined in the A-1 Note or B Note) without the Lender’s prior written consent. A Minor Trigger Event will occur if: (i) the Company fails to cure, within 15 days of receiving written notice from the Lender, a default or failure to observe or perform a covenant, obligation, condition or agreement contained in the Purchase Agreement or in any other related agreement, other than those specifically set forth in Section 4 of the Purchase Agreement; (ii) any representation, warranty or other statement made or furnished by or on behalf of the Company to the Lender in the Purchase Agreement or any related agreement, or otherwise in connection with the issuance of the A-1 Note or B Note, respectively, is false, incorrect, incomplete or misleading in any material respect when made or furnished; (iii) the Company effectuates a reverse split of its shares of common stock without providing the Lender with written notice at least 20 trading days before such reverse split; (iv) absent the Lender’s written consent, any money judgment, writ or similar process is entered or filed against the Company or any of its subsidiaries, or property and assets for more than $500,000 and it remains unvacated, unbonded or unstayed for a period of 30 calendar days; (v) the Company fails to be DWAC eligible; or (vi) the Company breaches any covenant or other term or condition contained in any agreement with the Lender or any financing agreement or material agreement affecting the Company’s ongoing business operations in any material respect beyond any applicable notice or cure period, resulting in the acceleration of the Company’s obligations under any such agreement.

At any time following the occurrence of a Major Trigger Event or Minor Trigger Event, the Lender may, upon prior written notice to the Company, increase the outstanding balance of the A-1 Note or B-1 Note, as applicable, by 15% for each occurrence of any Major Trigger Event and 5% for each occurrence of any Minor Trigger Event (the “Trigger Effect”). However, the aggregate application of the Trigger Effect may not exceed 25%. If the Company fails to cure a Major Trigger Event or Minor Trigger Event within 5 trading days following the date of transmission of a written cure demand notice by the Lender, the event will automatically become an “Event of Default.” Following the occurrence of an Event of Default, the Lender may, upon written notice to the Company: (i) accelerate the A-1 Note or B Note (as applicable), with the outstanding balance of the corresponding A-1 Note or B Note—including application of the Trigger Effect—becoming immediately due and payable in cash; provided, however, that upon the occurrence of certain types of Major Trigger Events and Minor Trigger Events as specified in the A-1 Note and B Note, respectively, an Event of Default will be deemed to have occurred and the outstanding balance as of the date of the occurrence of such event will become immediately and automatically due and payable in cash, without any written notice required by the Lender, and (ii) cause interest on the outstanding balance of the respective A-1 Note or B Note to accrue at an interest rate equal to the lesser of 18% per annum simple interest or the maximum rate permitted under applicable law beginning on the date the applicable Event of Default occurred. In connection with any acceleration, the Lender need not provide any presentment, demand, protest, or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies under the respective A-1 Note or B Note and all other remedies available to the Lender under applicable law.

The Company made various customary representations, warranties, and covenants in the Purchase Agreement. These include that, until all of the Company’s obligations under the A-1 Note and B Note, respectively, and all other transaction documents are paid and performed in full, or within the timeframes otherwise specifically set forth therein, the Company will (i) timely file on the applicable deadline all reports required to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and will take all reasonable action under its control to ensure that adequate current public information with respect to the Company is publicly available, and will not terminate its status as an issuer required to file reports with the SEC under applicable law or the rules and regulations thereunder would permit such termination; (ii) ensure that its shares of common stock are listed or quoted for trading on a national securities exchange; (iii) ensure that trading in its shares of common stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on the Company’s principal trading market; (iv) not make a Restricted Issuance (as defined in the Purchase Agreement) without the Lender’s prior written consent; (v) not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits the Company from: (a) entering into a variable rate transaction with the Lender or any affiliate of the Lender, or (b) issuing common stock, preferred stock, warrants, convertible notes, other debt securities, or any other securities of the Company to the Lender or any affiliate of the Lender; (vi) not grant, and refrain from causing the Company’s subsidiaries from granting, any security interest, lien, pledge or other encumbrance with respect to any of the Company’s assets; (vii) grant the Lender online access to monitor the SCNX Sub deposit account at Lakeside Bank; (viii) notify the Lender of any action, suit, proceeding, inquiry or investigation filed or initiated in writing against the Company or its subsidiaries within 3 trading days of the Company receiving written notice of such event; (ix) not sell, transfer, or issue any equity or grant any rights to any equity interest or voting rights in the Company’s subsidiaries; (x) not allow SCNX Holdings to issue, incur, or guaranty any debt or conduct any business operations; and (xi) not allow Scienture, LLC to issue, incur or guaranty any debt other than in the ordinary course of business.

The representations and warranties made by the Company in the Purchase Agreement were made solely for the benefit of the Company and the Lender. These representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii) were made only as of the date of the respective agreements or as of such other date or dates as may be specified in such agreements. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the respective agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

The Company’s obligations under the Purchase Agreement are secured by the DACA, a guaranty from SCNX Sub and Scienture, LLC (the “Guaranty”), a security agreement by Scienture, LLC granting the Lender a security interest in all of Scienture, LLC’s assets (the “Scienture Security Agreement”), a security agreement by the Company granting the Lender a security interest in all of the Company’s assets (the “Company Security Agreement”), an intellectual property security agreement by Scienture, LLC granting the Lender a security interest in all of Scienture, LLC’s intellectual property (the “IP Security Agreement” and together with the Scienture Security Agreement and the Company Security Agreement, the “Security Agreements”), and a pledge (the “Pledge Agreement”) by the Company of all membership interests in SCNX Sub.

The foregoing descriptions of the Purchase Agreement, A-1 Note, B Note, Security Agreements, Pledge Agreement, and Guaranty do not purport to be complete and are qualified in entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Note Purchase Agreement dated April 27, 2026, by and between the Company and Streeterville Capital, LLC.
10.2	Secured Promissory Note A-1 dated April 27, 2026, made by the Company in favor of Streeterville Capital, LLC.
10.3	Secured Promissory Note B dated April 27, 2026, made by the Company in favor of Streeterville Capital, LLC.
10.4	Security Agreement dated April 27, 2026, by and between the Company and Streeterville Capital, LLC.
10.5	Security Agreement dated April 27, 2026, by and between Scienture, LLC and Streeterville Capital, LLC.
10.6	Intellectual Property Security Agreement dated April 27, 2026, by and between Scienture, LLC and Streeterville Capital, LLC.
10.7	Pledge Agreement dated April 27, 2026, by and between the Company and Streeterville Capital, LLC.
10.8	Guaranty dated April 27, 2026, made by Scienture, LLC and SCNX Holdings, LLC for the benefit of Streeterville Capital, LLC.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTURE HOLDINGS, INC.

	By:	/s/ Dr. Narasimhan Mani
Dr. Narasimhan Mani
Co-Chief Executive Officer

Date: May 1, 2026